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                                                                    Exhibit 8.11


                         Nicholas-Applegate Mutual Funds
                                600 West Broadway
                                   30th Floor
                              San Diego, CA  92101

December 27, 1996

PNC Bank, National Association
Airport Business Center
International Court 2
200 Stevens Drive
Lester, Pennsylvania  19113

Ladies and Gentlemen:

          Reference is made to the Custodian Services Agreement between us dated as of April 1, 1993 (the "Agreement").

          Pursuant to Section 2 of the Agreement, we wish to add the following PortfolioS to the Agreement:

NICHOLAS-APPLEGATE LARGE CAP GROWTH INSTITUTIONAL PORTFOLIO
NICHOLAS-APPLEGATE INTERNATIONAL CORE GROWTH INSTITUTIONAL PORTFOLIO NICHOLAS-APPLEGATE INTERNATIONAL CORE GROWTH QUALIFIED PORTFOLIO
NICHOLAS-APPLEGATE INTERNATIONAL CORE GROWTH PORTFOLIO A
NICHOLAS-APPLEGATE INTERNATIONAL CORE GROWTH PORTFOLIO B

          Please indicate your acceptance of this addition by signing the letter below and returning a copy to us. Thank you for your assistance regarding this matter.

Sincerely,


E. Blake Moore, Jr.
Secretary

APPOINTMENT ACCEPTED:

PNC BANK, NATIONAL ASSOCIATION


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